UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2021

MarketAxess Holdings Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34091	52-2230784
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Hudson Yards

New York, New York 10001

(Address of principal executive offices, including zip code)

(212) 813-6000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.003 per share	MKTX	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 15, 2021, MarketAxess Holdings Inc. (the “Company”), as borrower, entered into a credit agreement (the “Credit Agreement”) with a syndicate of lenders and JPMorgan Chase Bank, N.A. (“JPMorgan”), as administrative agent. Pursuant to the Credit Agreement, the lenders have provided aggregate commitments totaling $500 million, consisting of a revolving credit facility (the “Credit Facility”), a $5 million letter of credit sub-limit for standby letters of credit and a $50 million sub-limit for swingline loans.

No funds are being borrowed by, and no letters of credit will be issued to, the Company at this time other than an existing standby letter of credit. Any future credit extensions under the Credit Agreement are subject to customary conditions precedent. The proceeds of any loans are expected to be used for general corporate purposes. The Credit Agreement replaces the Company’s existing credit agreement entered into on November 13, 2020, which had a maturity date of November 12, 2021. In connection with the entry into the Credit Agreement, the existing credit agreement has been terminated.

All borrowings under the Credit Facility will bear interest, at the Company’s option, at a rate per annum equal to (A) the sum of (i) the greatest of (a) the prime rate (last quoted by The Wall Street Journal as the prime rate in the U.S.), (b) the sum of (x) the greater of the federal funds effective rate and the overnight bank funding rate plus (y) 0.50%, and (c) one month adjusted LIBOR plus 1.00%, plus (ii) the applicable rate, ranging from 0.25% to 0.75%, provided that such sum is subject to a 1.0% floor, or (B) the sum of (i) adjusted LIBOR plus (ii) the applicable rate, ranging from 1.25% to 1.75%, provided that such sum is subject to a 0.0% floor. The applicable rate is based on the Company’s net leverage ratio as determined pursuant to the terms of the Credit Agreement. Default interest is 2.00% per annum in excess of the rate otherwise applicable in the case of any overdue principal or any other overdue amount. The Credit Agreement also includes customary replacement provisions in the event of the discontinuation of LIBOR.

In addition to paying interest on outstanding principal under the Credit Agreement, the Company is required to pay a commitment fee to the lenders under the Credit Facility in respect of unutilized revolving loan commitments and a fronting fee to the issuing bank with respect to letters of credit. The Company is also required to pay a participation fee to the administrative agent for the account of each lender with respect to the Company’s participations in letters of credit at the then applicable rate, ranging from 1.25% to 1.75%, on the average daily amount of each lender’s letter of credit exposure.

The Credit Facility will mature on October 15, 2024, with the Company’s option to request up to two additional 364-day extensions at the discretion of each lender and subject to customary conditions.

The Credit Agreement permits the Company to prepay any or all of the outstanding loans or to reduce the commitments under the Credit Facility without incurring premiums or penalties (except breakage costs with respect to Eurodollar Loans (as defined in the Credit Agreement)).

The Credit Agreement contains customary affirmative and negative covenants, including incurrence covenants and certain other limitations on the ability of the Company and the Company’s subsidiaries to incur additional debt, guarantee other obligations, grant liens on assets, make investments or acquisitions, dispose of assets, pay dividends or other payments on capital stock, make restricted payments, engage in mergers or consolidations, enter into certain swap agreements, engage in transactions with affiliates, and enter into certain restrictive agreements. Immaterial subsidiaries of the Company are not subject to certain of the affirmative and negative covenants.

The Credit Agreement requires that the Company’s consolidated total net leverage ratio tested on the last day of each fiscal quarter not exceed 2.5 to 1.0. The Credit Agreement also requires that (A) each material broker-dealer subsidiary maintain monthly regulatory net capital in an amount equal to or in excess of 125% of the net capital amount required under applicable regulations and (B) MarketAxess Corporation maintain monthly regulatory net capital equal to or in excess of the greater of an amount that is (i) 125% of the net capital amount required under applicable regulations on or with respect to MarketAxess Corporation and (ii) 6.0% of MarketAxess Corporation’s aggregate debit items.

The Credit Agreement contains customary events of default (subject to customary cure periods and materiality thresholds).

Subject to satisfaction of certain specified conditions, the Company is permitted to upsize the Credit Facility by up to $250 million in total. The incremental facility is uncommitted, and it is possible that the Company may not be successful in obtaining such commitments from existing or new lenders in the amount desired or at all.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 2.02	Results of Operations and Financial Condition

On October 20, 2021, the Company issued a press release announcing the Company’s financial results for its third quarter ended September 30, 2021. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information included in this Current Report on Form 8-K (including Exhibit 99.1 hereto) that is furnished pursuant to this Item 2.02 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. In addition, the information included in this Current Report on Form 8-K (including Exhibit 99.1 hereto) that is furnished pursuant to this Item 2.02 shall not be incorporated by reference into any filing of the Registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference into such filing.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 8.01	Other Events

On October 20, 2021, the Company also announced that its Board of Directors has declared a regular quarterly dividend to be paid to the holders of the outstanding shares of capital stock. A cash dividend of $0.66 per share of common stock outstanding will be paid on November 17, 2021 to stockholders of record as of the close of business on November 3, 2021.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits:

10.1	Credit Agreement, dated as of October 15, 2021, among MarketAxess Holdings Inc., the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

99.1	Press Release issued by MarketAxess Holdings Inc. on October 20, 2021.

104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARKETAXESS HOLDINGS INC.

Date: October 20, 2021	By:	/s/ Christopher N. Gerosa
	Name:	Christopher N. Gerosa
	Title:	Chief Financial Officer